EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of December 16, 2009, by and among Jpak Group, Inc., a Nevada corporation (the “Company”), and each of the holders of certain warrants issued by the Company whose signatures appear on the signature page attached hereto (individually, a “Holder” and collectively, the “Holders”).

Recitals:

WHEREAS, each Holder currently holds the aggregate number of warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), as set forth on Exhibit A attached hereto that were issued by the Company to such Holder pursuant to various preferred stock financings of the Company consummated in 2007 and 2009 (the “Preferred Stock Financings”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the financing documents entered into by the parties pursuant to the Preferred Stock Financings.

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holders desire to exchange the Warrants for newly issued shares of the Company’s common stock, par value $0.001 per share (the “Flush Securities”), at the exchange rate set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

1.           Exchange of Warrants for Common Stock.

(a)                   In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Holders and the Company agree to: (i) the exchange of the Holders’ Warrants to purchase an aggregate of 11,363,334 shares of Common Stock, as listed on Exhibit A, for shares of Flush Securities of the Company in an amount determined by the following formula:

X = Y - (A)(Y)
              B

Where	X =	the number of shares of Common Stock to be issued to the Holder.
Y =	the number of shares of Common Stock purchasable upon exercise of all of the Holders’ Warrants.

A =	the Warrant Price.

B =	$1.00 per share of Common Stock.

(b)           The closing under this Agreement (the “Closing”) shall take place at the offices of Leser Hunter Taubman & Taubman, upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).  At the Closing, the Company shall issue to each of the Holders its respective share of the shares of Flush Securities and the Holders shall deliver to the Company for cancellation the Warrants.

2.           Representations, Warranties and Covenants of the Holders.  Each Holder hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a)           If such Holder is a corporation, limited liability company or partnership duly incorporated or organized, such Holder is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           This Agreement has been duly authorized, validly executed and delivered by such Holder and is a valid and binding agreement and obligation of such Holder enforceable against such Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and such Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(c)           Such Holder understands that the shares of Flush Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.  Such Holder understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Flush Securities.

(d)           Such Holder is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Such Holder is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, and such Holder is not a broker-dealer.  Such Holder acknowledges that an investment in the Flush Securities is speculative and involves a high degree of risk.

(e)           Such Holder is acquiring the Flush Securities solely for its own account and not with a view to or for sale in connection with distribution.  Such Holder does not have a present intention to sell any of the Flush Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Flush Securities to or through any person or entity; provided, however, that by making the representations herein, such Holder does not agree to hold the Flush Securities for any minimum or other specific term and reserves the right to dispose of the Flush Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  Such Holder acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Holder is capable of evaluating the merits and risks of such Holder's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Flush Securities and (iii) has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(f)           The offer and sale of the Flush Securities is intended to be exempt from registration under the Securities Act, by virtue of Sections 3(a)(9) and 4(2) thereof.  Such Holder understands that the Flush Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Flush Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Flush Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).  Such Holder acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Holder has been advised that Rule 144 permits resales only under certain circumstances.  Such Holder understands that to the extent that Rule 144 is not available, such Holder will be unable to sell any Flush Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g)           Such Holder has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement.

(h)           Such Holder acknowledges that the Flush Securities were not offered to such Holder by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Holder was invited by any of the foregoing means of communications.  Such Holder, in making the decision to purchase the Flush Securities, has relied upon independent investigation made by it and the representations, warranties and agreements set forth in this Agreement and the other transaction documents and has not relied on any information or representations made by third parties.

3.           Representations, Warranties and Covenants of the Company.  The Company represents and warrants to each of the Holders, and covenants for the benefit of each Holder, as follows:

(a)           The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.  The Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify has not had and would not reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean (i) any event affecting the business, results of operations, prospects, assets or financial condition of the Company or its subsidiaries that is material and adverse to the Company and its consolidated subsidiaries, when taken as a whole, and/or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement in any material respect.

(b)           The Flush Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Flush Securities shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)           This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)           The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s articles of incorporation or by-laws, or (B) of any provision of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) of this Section 3(d) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not reasonably be expected to have a Material Adverse Effect.

(e)           The delivery and issuance of the Flush Securities in accordance with the terms of and in reliance on the accuracy of each Holder’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f)           No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Flush Securities or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”) or pursuant to any state or “blue sky” securities laws subsequent to the Closing).

(g)           There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

(h)           The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Flush Securities hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Flush Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Flush Securities under the registration provisions of the Securities Act and applicable state securities laws.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Flush Securities.

(i)           The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement, with the exception of any such fees that may be paid to TriPoint Global Equities, LLC, or its affiliates.

(j)           Immediately following the closing, the Company’s capitalization shall be as set forth on Schedule B attached hereto.

(k)           The Company agrees that the Flush Securities shall be treated as “Registrable Securities” as defined in the Registration Rights agreement dated August 9, 2007, between the Holders and the Company; provided, however, that no penalties or other liquidated damages shall apply retroactively with regard to the registration of the securities.

(l)           Within 90 days following the closing, the Company agrees that it will restructure its Board of Directors so that it will be comprised of either 5 or 7 members and that a majority of the members of the Board will be “independent” as defined in the NYSE-Amex Company Guide.  Furthermore, at least one of the independent directors will be a person appointed by the Holders, subject to the reasonable agreement of the Company as to such person’s qualifications.

4.           Conditions Precedent to the Obligation of the Company to Issue the Flush Securities.  The obligation hereunder of the Company to issue and deliver the Flush Securities to the Holders is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Each Holder shall have executed and delivered this Agreement.

(b)           The Warrants shall have been delivered to the Company for cancellation.

(c)           Each of the representations and warranties of each Holder in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

5.           Conditions Precedent to the Obligation of the Holders to Accept the Flush Securities. The obligation hereunder of the Holders to accept the Flush Securities is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for each Holder’s sole benefit and may be waived by such Holder at any time in its sole discretion.

(a)           The Company shall have executed and delivered this Agreement.

(b)           Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects  as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects  as of such date.

(c)           No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

(d)           No action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto.  As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

(e)           Each Holder shall have executed and delivered this Agreement.

(f)           The certificates representing the Flush Securities shall have been duly executed and delivered to the Holders.

(g)           The Company shall have delivered on the Closing Date to the Holders a certified copy of the resolutions of the board of directors of the Company authorizing the transactions contemplated by this Agreement.

(h)              At the Closing, the Holders shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit C hereto.

(i)           The Company shall have received executed written consents and waivers from its security holders, if required, consenting to the transactions contemplated by this Agreement and waiving any price protection such security holders may be entitled as a result of the issuance of the Flush Securities.

(j)           No Material Adverse Effect shall have occurred at or before the Closing Date.

6.           Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, however, that the Company shall pay all reasonable attorneys’ fees and expenses (inclusive of disbursements and out-of-pocket expenses) incurred by the Holders in connection with the preparation, negotiation, execution and delivery of this Agreement, which shall not exceed $1,000 without the express written consent of the Company.

7.           Company Indemnification.  The Company hereby agrees to indemnify and hold harmless the Holders and their respective officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively “Claims”) incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

8.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws.  Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each party waives its right to a trial by jury.  Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

9.           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a)           if to the Company:

Jpak Group, Inc. 15 Xinghua Road, Qingdao Shangdong Province, China, 266401 Attention: Yiyun Wang Tel. No.: +86-532-84616387 Fax No.: +86-532-84630586
with a copy to:

Leser Hunter Taubman & Taubman 17 State Street, Suite 2000 New York, NY 10004 Attention: Louis E. Taubman, Esq. Tel. No.: (917) 512-0827 Fax No.: (212) 202-6380

(b)           if to a Holder:

 To the applicable address set forth on the signature page hereto with a copy to:

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

10.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

11.           Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.           Language. This Agreement is in English only; the Chinese language herein is merely for reference purpose. If there is any conflict between the English and Chinese language, English language prevails.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

JPAK GROUP, INC.

By:_____________________
Name:
Title:

VISION OPPORTUNITY MASTER FUND LP

By:_____________________
Name:
Title:

VISION CAPITAL ADVANTAGE FUND LP

By:_____________________
Name:
Title:

QVT FUND LP,
By its general partner, QVT Associates GP LLC

By:_____________________
Name:
Title:

QUINTESSENCE FUND LP,
By its general partner, QVT Associates GP LLC

By:_____________________
Name:
Title:

LEE WAH INVESTMENTS LIMITED

By:_____________________
Name:
Title:

EXHIBIT A

	Series A Warrant	Strike Price	Cashless Exercise Price	New Common Shares

Vision Opportunity Master	2,122,641	$0.56	$1.00	933,962
Vision Capital Advantage Fund LP	627,359	$0.56	$1.00	276,038
QVT Fund LP	2,475,000	$0.56	$1.00	1,089,000
Quintessence Fund LP	275,000	$0.56	$1.00	121,000

Totals	5,500,000			2,420,000

	Series B Warrant

Vision Opportunity Master	2,122,641	$0.63	$1.00	785,377
Vision Capital Advantage Fund LP	627,359	$0.63	$1.00	232,123
QVT Fund LP	2,475,000	$0.63	$1.00	915,750
Quintessence Fund LP	275,000	$0.63	$1.00	101,750

Totals	5,500,000			2,035,000

	Series C Warrant

Vision Opportunity Master	1,608,061	$0.64	$1.00	578,902
Vision Capital Advantage Fund LP	475,272	$0.64	$1.00	171,098
QVT Fund LP	1,875,001	$0.64	$1.00	675,000
Quintessence Fund LP	208,333	$0.64	$1.00	75,000

Totals	4,166,667			1,500,000

	Series D Warrant

Vision Opportunity Master	1,608,061	$0.71	$1.00	466,338
Vision Capital Advantage Fund LP	475,272	$0.71	$1.00	137,829

QVT Fund LP	1,875,001	$0.71	$1.00	543,750
Quintessence Fund LP	208,333	$0.71	$1.00	60,417

Totals	4,166,667			1,208,334

	Series E Warrant

Lee Wah Investments Ltd.	6,000,000	$0.60	$1.00	2,400,000

	Series F Warrant

Lee Wah Investments Ltd.	6,000,000	$0.70	$1.00	1,800,000

EXHIBIT B

	Preferred Stock
	Series A		Series B		Series C		Common Stock
	Number	Common Share Equivalent	Number	Common Share Equivalent	Number	Common Share Equivalent	Number	Common Share Equivalent	Fully Diluted Common Shares
Post Flush Balance	5,608,564	11,217,128	5,000,000	8,333,333	12,000,000	12,000,000	36,368,334	36,368,333	67,918,795

Totals	5,608,564	11,217,128	5,000,000	8,333,333	12,000,000	12,000,000	36,368,334	36,368,333	67,918,795

Investor Holdings

Vision Opportunity Master	2,164,540	4,329,080	1,929,674	3,216,123	0	0	2,764,579	2,764,579	10,309,782
Vision Capital Advantage Fund LP	639,742	1,279,484	570,326	950,543	0	0	817,088	817,088	3,047,115
OVT Fund LP	2,523,854	5,047,708	2,250,000	3,750,000	0	0	3,223,500	3,223,500	12,021,208
Quintessnece Fund LP	280,428	560,856	250,000	416,667	0	0	358,167	358,167	1,335,690
Leh Wah Investments Ltd.	0	0	0	0	12,000,000	12,000,000	4,200,000	4,200,000	16,200,000

EXHIBIT C

FORM OF OPINION

1.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted.

2.           The Company has the requisite corporate power and authority to enter into and perform its obligations under the Exchange Agreement.  The execution, delivery and performance of each of the transaction documents contemplated by the Exchange Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required.

3.           The shares of Common Stock issuable in exchange for the Warrants have been duly authorized and issued and when delivered will be validly issued, fully paid and nonassessable.

4.           The offer, issuance and sale of the shares of Common Stock pursuant to the Exchange Agreement are exempt from the registration requirements of the Securities Act.